EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is entered into as of this 1st day of November, 1996, by and between CLF2, Inc., a Rhode Island corporation with its principal place of business at 216 Weybosset Street, Providence, Rhode Island 02903 (the "Company"), and Thomas W. DeJordy, an individual with a residence address of 174 Wentworth Avenue, Cranston, Rhode Island 02905 ("Employee").

                                  INTRODUCTION

         1. The Company is in the business of operating and managing cafe restaurants. Employee possesses skills and knowledge advantageous to the Company.

         2. The Company desires to employ Employee and Employee desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

         In consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

                    1. Employment; Duties. Subject to the terms and conditions set forth herein, the Company hereby employs Employee, on a full-time basis, to act as Chairman of the Board of Directors, President and Chief Executive Officer of the Company during the Employment Period, and to perform such acts and duties and furnish such services to the Company in connection with and related to that position as is customary for persons with similar positions in like companies, as the Company's Board of Directors shall from time to time reasonably direct. Employee hereby accepts such employment and agrees to perform such acts, duties and services for the Company diligently, competently, and in good faith manner.

                    2. Employment Period. The term of this Agreement (the "Employment Period") shall commence on the date hereof and shall terminate thirty-six (36) months thereafter, unless terminated earlier pursuant to Sections 4 or 5 below, provided, however, that the Employment Period shall automatically renew for additional one year periods thereafter unless the Company shall provide Employee with not less than ninety (90) days' prior written notice of its intention not to renew prior to the expiration of the initial Employment Period or any annual extension thereof. In the event that the Company shall not renew this Agreement as provided in the preceding sentence, the Company shall continue to pay Employee's salary, at his then current rate, for a twelve (12) month period following termination. Notwithstanding any provision of this Agreement to the contrary, the Company shall not terminate Employee's employment hereunder (other than for cause pursuant to Section 4.1) unless Employee has been relieved of any and all obligations to guarantee any indebtedness of the Company.





                    3. Compensation and Benefits.

                       3.1 Salary. During the initial 12 months of the Employment Period, the Company agrees to pay Employee at the rate of $132,000 per year, payable in equal installments pursuant to the Company's customary payroll policies in force at the time of payment, less required payroll deductions. Employee's salary shall thereafter be increased annually by at least 5% in the sole discretion of the Board of Directors of the Company.

                       3.2 Bonus. During the Employment Period, Employee shall receive cash bonuses as follows: (i) for the initial 12 months of the Employment Period, a cash bonus equal to $15,000, payable on the last day of the 1997 fiscal year (September 28, 1997); (ii) for the second 12 months of the Employment Period, a cash bonus equal to $20,000, payable on the last day of the 1998 fiscal year (September 27, 1998); and (iii) for the third 12 months of the Employment Period, a cash bonus equal to $25,000, payable on the last day of the 1999 fiscal year (October 3, 1999). In addition, Employee shall receive an additional cash bonus equal to 25% of his annual base salary for the 1998 fiscal year if the Company meets its budget net income projections for the 1998 fiscal year as determined by the Board of Directors, payable on the last day of such fiscal year; and an additional cash bonus equal to 25% of his annual salary for the 1999 fiscal year, payable on the last day of such fiscal year, if the Company meets its budget net income projections for the 1999 fiscal year as determined by the Board of Directors.

                       3.3 Health Benefits. During the Employment Period, the Company agrees to pay for the cost of family health care coverage (including dental care) for Employee as currently provided by the Company's health care provider(s) or by such other health care provider(s) to be selected by the Company.

                       3.4 Life Insurance. During the Employment Period, the Company shall provide Employee with life insurance in such amount as the Board of Directors may determine to provide, but in no event shall such amount be less than that provided to other executive officers of the Company.

                       3.5  Vacation.   Employee  may  take  three(3) weeks paid
vacation each year during the Employment Period.

                       3.6 Stock Options. If the Company (or any parent or subsidiary corporations) successfully completes an initial public offering ("IPO") of common stock during the fiscal year ending September 28, 1997, Employee shall receive an option to purchase 200,000 shares of common stock of the Company at the price per share of common stock offered to the public in such IPO (subject to modification under applicable law with respect to incentive stock options). In addition, Employee shall be entitled to participate in the Company's stock option plan with other key employees as the Board of Directors may determine.
                       3.7 Automobile. During the Employment Period, the Company will lease or purchase a late amodel automobile for Employee's use and will reimburse Employee for all reasonable expenses related to business use of such automobile by Employee.

                                        2



                       3.8 Reimbursement of Expenses. The Company shall reimburse Employee for all reasonable expenses in connection with Employee's duties hereunder and the promotion of the Company's business in general, upon presentation by Employee of appropriate supporting documentation.

                       3.9 Miscellaneous. The Company agrees to provide Employee with such other benefits in its discretion as it may provide to other similarly situated employees, including but not limited to pension or other retirement benefits and disability insurance.

                       3.10 Severance Payments.

                       3.10.1 Termination by the Company. In the event the Company terminates this Agreement pursuant to Section 4.2 (Disability) or
Section 5 (Termination Without Cause), the Company shall, prior to the effective date of the termination, pay Employee, in one lump sum, an amount equal to (a)
1.5 times Employee's annual salary, at his then current rate, less applicable taxes, if termination shall occur prior to a "Change in Control" or an "Approved Change in Control" (both as hereinafter defined) or subsequent to an Approved Change in Control, or (b) 2.5 times Employee's annual salary, at his then current rate, less applicable taxes, if termination shall occur after a Change in Control. The Company shall also pay Employee's health insurance benefits as described in Section 3.3 for a period of one year in the event of termination pursuant to Section 4.2 or 5, and in the event of a Change in Control, all options granted to Employee shall become fully vested as of such date of termination in connection with such Change of Control.

                         3.10.2 Termination by Employee for "Good Reason".

                                (a)  After a  Change  in  Control  and  provided
Employee has "Good Reason" (as hereinafter defined), Employee may terminate his employment hereunder upon fifteen (15) days written notice to the Company and the Company shall continue to pay Employee his annual salary, at his then current rate, for a thirty (30) month period.

                                (b)  After an  Approved  Change in  Control  and
provided Employee has Good Reason, Employee may terminate his employment hereunder upon fifteen (15) days written notice to the Company and the Company shall continue to pay Employee his annual salary, at his then current rate, for an eighteen (18) month period.

                          3.10.3 Definitions.

                                (a) Change in  Control.  A "Change  in  Control"
shall be deemed to have occurred in any of the following events:

                                    (i) the  stockholders of the Company approve
a merger or consolidation of the Company with any other corporation,  other than
(a) a merger or consolidation which would result in the voting securities of the Company outstanding

                                       3


immediately   prior  thereto   continuing  to  represent  (either  by  remaining
outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) acquires more than 30% of the combined voting power of the Company's then outstanding securities, or (c) a reorganization pursuant to which the Company creates a holding company for itself in which the stockholders of the Company immediately prior to the reorganization (other than those exercising dissenters' rights) become the stockholders of the holding company immediately after the reorganization; or

                                    (ii) the stockholders of the Company approve
a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                                    (iii) as a result of or in  connection  with
any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board; or

                                    (iv) when any  "person"  or "group" (as such
terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the total number of votes that may be cast for the election of directors of the Company; or

                                    (v) the closing of a  transaction  or series
of transactions in which more than 50% of the voting power of the Company is transferred; or

                                    (vi) a tender  offer or  exchange  offer for
the common stock of the Company, other than one made by the Company or by a person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934) that on the date hereof holds more than 5% of the outstanding shares of the Company entitled to vote for the election of directors, where the offeror acquires more than 40% of the outstanding shares of common stock of the Company.

                                (b)  Approved  Change in Control.  An  "Approved
Change in Control" of the Company shall mean a Change in Control that is approved by a majority of the Company's Board of Directors.

                                (c)  Good  Reason.   "Good  Reason"  shall  mean
without Employee's written consent, the occurrence after a Change in Control of any of the circumstances set forth in subparagraphs (1) through (8) below. For purposes hereof, Employee's continued employment shall not constitute consent to, or a waiver of rights with

                                       4


respect to, any circumstance constituting "Good Reason" hereunder, and any good faith determination of "Good Reason" made by Employee shall be conclusive. Good Reason shall mean any of the following:

                                     (1) a  significant  change in the nature or
scope of the Employee's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Employee immediately prior to the Change in Control;

                                     (2) a reasonable  determination by Employee
that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Employee immediately prior to such Change in Control;

                                     (3) a reduction  in the  Employee's  annual
base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company; or

                                     (4) the  failure by the Company to continue
in effect any material compensation, incentive, bonus or benefit plan in which Employee participated immediately prior the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed at the time of the Change in Control; or

                                     (5) the  failure by the Company to continue
to provide the Employee with benefits substantially similar to those available to the Employee under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Employee was participating at the time of the Change in Control, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                                     (6) any  requirement  by the  Company or of
any person in control of the Company that Employee establish a permanent residence in a state other than Rhode Island or Massachusetts or any requirement that Employee's principal duties for the Company require Employee to spend substantial time at a location other than Rhode Island or Massachusetts; or

                                     (7)  the  failure  by  the  Company  to pay
Employee any portion of Employee's current compensation within seven (7) days after such compensation is due; or

                                       5



                                     (8) any  requirement  by the Company or any
person in control of the Company that Employee travel on an overnight basis to an extent not substantially consistent with Employee's business travel obligations immediately prior to the Change in Control.


              4.    Termination for Cause; Disability

                    4.1 Termination for Cause. The Company may discharge Employee and terminate his employment under this Agreement for cause without further liability to the Company by a majority vote of the Board of Directors of the Company, except that Employee, if a Director, shall not be entitled to vote thereon. As used in this Section 4.1, "cause" shall mean any or all of the following: (i) gross or willful misconduct of Employee during the course of his employment; (ii) conviction of a fraud or felony or any criminal offense involving dishonesty, breach of trust or moral turpitude during the Employment Period; or (iii) Employee's breach of any of the material terms of this Agreement.

                    4.2 Disability. If during the Employment Period, Employee shall become ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties (a) for a period in excess of one hundred twenty (120) consecutive days or (b) for more than one hundred eighty (180) days in any consecutive twelve (12) month period, then the Company shall have the right to terminate this Agreement without further liability except as set forth in
Section 3.10 on thirty (30) days' prior notice to Employee.

              5. Termination without Cause. Upon ninety (90) days prior written notice, the Company may terminate this Agreement without cause and without further liability to the Company except as set forth in Section 3.10 by a majority vote of the Board of Directors except that Employee, if a Director, shall not be entitled to vote thereon.

              6. Non-Competition. Employee, during the Employment Period and for a period of one (1) year thereafter in exchange for a payment of $100,000 from the Company for such one (1) year period, shall not directly or indirectly enter into or engage in or have a proprietary interest (except with respect to the ownership of less than 2% of securities of publicly-held companies) in any cafe-related business located in New England, which competes with the Company or its affiliates, either as an individual, partner, joint venturer, employee or agent for any person, company, corporation or association or as an officer, director or stockholder of a corporation or otherwise. Employee expressly agrees that the character, duration and geographical scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Employee and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Employee which are reasonable in light of the


                                       6



circumstances as they then exist and necessary to assure the Company of the intended benefit of this covenant not to compete.

              7. Confidentiality; Conflicts of Interest. Employee agrees to accept, perform and abide by the confidentiality and non-solicitation covenants set forth on Exhibit A hereto.

              8. Remedies. Without limiting the Company's right to claim damages, Employee acknowledges that the Company will be irreparably harmed by a breach of any provision of this Agreement and Employee agrees that the Company shall be entitled to injunctive relief in the event of such breach.

              9. Governing Law/Jurisdiction. This Agreement shall be governed by and interpreted and governed in accordance with the laws of the State of Rhode Island.

              10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

              11. Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or mail,

              (a)   to the Company at:
                    216 Weybosset Street
                    Providence, Rhode Island 02903

                    with a copy to:
                    Michael F. Sweeney, Esq.
                    Duffy & Sweeney
                    300 Turks Head Building
                    Providence, RI 02903

              (b)   to Employee at:
                    174 Wentworth Avenue
                    Cranston, Rhode Island 02905


              12. Severability. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and

                                       7


enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

              13. Waiver. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

              14. Survival of the Company's Obligations. The Company's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to the Company. This Agreement shall not be terminated by a merger or consolidation or other reorganization of the Company. In the event any such merger, consolidation, or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Company (except to an affiliate of the Company) or by Employee.

       15. Assignment. The Company may assign this Agreement to any affiliate without the consent of Employee. For purposes of this section, "affiliate" shall mean any individual, corporation, partnership or other business entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company.

                                       8



       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        THE COMPANY:

                                        CLF2, INC.


                                        By: /s/Thomas W. DeJordy
                                        ------------------------
                                        Title:  President


                                        EMPLOYEE:


                                        /s/ Thomas W. DeJordy
                                        ---------------------
                                        Thomas W. DeJordy




                                       9






                                   EXHIBIT A

       Confidentiality Covenants. In accepting employment with CLF2, Inc. and/or its affiliates (collectively, the "Company"), I understand that the Company may impart to me confidential business information including, without limitation, vendor lists, recipes, designs, software, financial information, personnel information, real estate information, and the like (collectively "confidential information"). I hereby acknowledge the Company's exclusive ownership of such confidential information.

       I agree: (1) only to use the confidential business information to provide services or goods to the Company; (2) only to communicate the confidential information to fellow employees on a need-to-know basis; and (3) not otherwise disclose or use, at any time any confidential information. Upon demand by the Company or upon termination of my employment, I will deliver to the Company all blueprints, manuals, documents plans, recordings, photographs, software and any other instrument or device by which, through which, or on which confidential information has been recorded and/or preserved, which are in my possession, custody or control.

       I further agree that the disclosure or use of any confidential information in breach of this understanding would cause irreparable harm to the Company and accordingly, not only may the Company seek damages but I agree to the issuance of a permanent injunction against me restraining such disclosure and use, and I agree that any court of competent jurisdiction selected by the Company shall have personal jurisdiction over me.

       I agree that neither this document nor any other communication shall bind the Company to employ me now or hereafter and that no consideration has been furnished to the Company for my employment other than my services. I also understand and agree that this agreement may not be modified orally, and that if such a modification is made it must be in writing and signed by an executive officer of the Company.






                                       10